UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 9, 2004

3D SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-22250	95-4431352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
26081 Avenue Hall Valencia, California		91355
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (661) 295-5600

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)   On December 8, 2004, the Board of Directors of the Registrant elected Daniel S. Van Riper a director of the Registrant.

Mr. Van Riper is a Special Advisor to and was previously Senior Vice President and Chief Financial Officer of Sealed Air Corporation, a manufacturer of food, protective and specialty packaging materials.

Mr. Van Riper is also a director of Hubbell Incorporated, a manufacturer of electrical and electronic products, New Brunswick Scientific Co., Inc., a manufacturer of biotechnology equipment, and DOV Pharmaceutical, Inc., a biopharmaceutical company. Prior to its acquisition by Lyondell Chemical Company on December 1, 2004, Mr. Van Riper was also a director of Millennium Chemicals, Inc., an international chemical company.

Mr. Van Riper has not been appointed to any committees of the Board of Directors, and no determination has been made as to any committees of the Board of Directors to which he may be appointed. There are no arrangements or understandings between Mr. Van Riper and any other person pursuant to which he was selected as a director of the Registrant, and there is no information required to be disclosed with respect to Mr. Van Riper pursuant to Item 404(a) of Regulation S-K.

The Registrant issued a press release announcing the election of Mr. Van Riper on December 9, 2004. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 5.02 by this reference.

Item 9.01   Financial Statements and Exhibits

(c)   Exhibits:

Exhibit Number	Reference
99.1	Press Release dated December 9, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: December 9, 2004
/s/ Robert M. Grace, Jr.
(Signature)
	Name:	Robert M. Grace, Jr.
	Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated December 9, 2004.